Exhibit 3.1(q)(ii)



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           Prescribed by                     Charter #
                                                      ----------------
     C-109 TED W. BROWN                      Approved by
                                                        --------------
           Secretary of State                Date
                                                 ---------------------
                                             Fee $
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                            CERTIFICATE OF AMENDMENT

                                 BY INCORPORATOR

                             (SEC. 1701.70 (A) R.C.)

                                 TO ARTICLES OF


                       UNITED STATES MONEY EXCHANGE, INC.
                       -----------------------------------
                              (Name of Corporation)

               I the undersigned, being the incorporator of the above named corporation, do certify that subscriptions to shares have not been received in such amount that the stated capital set forth in the articles as that with which the corporation will begin business and that I have elected to amend the articles as follows:

                    ARTICLE FIRST is amended in its entirety to read as follows:

                         "FIRST.  The name of said corporation shall be
               Financial Exchange Company of Ohio, Inc. (the
               "Corporation")."


               IN WITNESS WHEREOF, I, being the incorporator of the above named corporation, have hereto subscribed my name this 4th day of January, 1979.
                                        By   /s/ Marjorie M. Horowitz
                                          ----------------------------
                                             Marjorie M. Horowitz

                                        By
                                          ----------------------------
                                                  Incorporators

                                        By
                                          ----------------------------




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